Calculation of Filing Fee Tables
S-8
Milestone Pharmaceuticals Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	2019 Equity Incentive Plan (Common shares, no par value per share)	Other	4,000,000	$ 1.51	$ 6,040,000.00	0.0001531	$ 924.72
Total Offering Amounts:						$ 6,040,000.00		$ 924.72
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 924.72
Offering Note
[1]	1(a) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional common shares that become issuable under the above-named plans by reason of any share dividend, share split, recapitalization or any other similar transaction effected without receipt of consideration which results in an increase in the number of Milestone Pharmaceuticals Inc.'s (the "Registrant") outstanding common shares, no par value per share (the "Common Shares"). 1(b) Represents additional Common Shares that shareholders of the Registrant approved to be added to the reserve for the Milestone Pharmaceuticals Inc. 2019 Equity Incentive Plan (the "2019 EIP") on June 10, 2025 pursuant to an amendment to the 2019 EIP. 1(c) Estimated pursuant to Rule 457(c) and Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee. The proposed maximum offering price per share and proposed maximum aggregate offering price are based on the average of the high and low sale prices of the Registrant's common stock as reported on the Nasdaq Global Select Market on August 8, 2025.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A